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                                                                    Exhibit 99.1

                        [LETTERHEAD OF VIA NET.WORKS]

       VIA NET.WORKS to hold fourth quarter and full year 2000 results conference call on March 1, 2001
                  Annual Shareholders' Meeting Scheduled for
                                 May 23, 2001

RESTON, VA (February 21, 2001) - VIA NET.WORKS, Inc. (NASDAQ and AEX: VNWI) will host its fourth quarter and full year 2000 results conference call on Thursday, March 1, 2001 at 8:45 am EST. VIA's management will review the Company's recent operating and financial results as well as discuss expectations for future performance.

The conference call will be open to the public as a simultaneous webcast over the Internet. Interested parties can access this listen only broadcast through the investor relations page of the Company's web site at www.vianetworks.com. A replay of the conference call will be available from 11 am on Thursday March 1, 2001 until 5 pm EST on Thursday March 22, 2001. This replay can be accessed either through the investor relations page of the Company's web site or by calling 800-345-1581 (U.S.) or 402-220-1441 (international).

VIA also announced that its 2001 Annual Meeting of Shareholders has been scheduled for Wednesday May 23, 2001. The Company also stated that the record date for determining shareholders entitled to vote at the 2001 Annual Meeting is April 5, 2001.

About VIA NET.WORKS, Inc.

VIA NET.WORKS, Inc. is a leading international provider of single source Internet access and services focusing on businesses in Europe, Latin America and the United States. Locally-managed VIA operations offer a complete suite of Internet services, including access, e-mail, domain registration, Web hosting, advanced data networking, e-commerce tools and Internet security. The Company operates its own trans-Atlantic and pan-European backbone network. More information about VIA can be obtained by visiting the Company's web-site at www.vianetworks.com, by e-mail at contactvia@vianetworks.com or by calling investor relations at 703-464-0300.